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                                                                    EXHIBIT 11.1

                                   CNET, INC.
             STATEMENT OF COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                   (UNAUDITED)

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                                                           Three Months Ended               Six Months Ended
                                                               June 30,                         June 30,
                                                       ------------------------        -------------------------
                                                          1997         1996                1997         1996
                                                       ----------   -----------        -----------   -----------
 Net income (loss) . . . . . . . . . . . . . . . . .   $5,016,050   $(4,320,477)       $(7,872,153)  $(8,019,000)
                                                       ----------   -----------        -----------   -----------

 Primary shares outstanding:
   Weighted average shares outstanding
      during the period:
      Preferred. . . . . . . . . . . . . . . . . . .       -          5,707,204             -          5,707,204
      Common . . . . . . . . . . . . . . . . . . . .   13,368,429     2,700,000         13,368,429     2,700,000
   Shares issued and stock option and warrants
      granted in accordance with SAB No. 83. . . . .       -            808,841             -            808,841
   Common stock equivalent shares. . . . . . . . . .    1,578,786        -                  -             -
                                                       ----------   -----------        -----------   -----------
      Shares used in calculating per share data. . .   14,947,215     9,216,045         13,368,429     9,216,045
                                                       ----------   -----------        -----------   -----------

      Primary net income (loss) per common stock
           and common stock equivalent shares. . . .        $0.34        $(0.47)            $(0.59)       $(0.87)
                                                       ----------   -----------        -----------   -----------

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